Exhibit 99.1

Alaska Communications Reports Fourth Quarter and Year-End 2017 Results

-Posted 2017 Total Revenues of $226.9 Million-

-Reported 2017 Broadband Revenue Growth of 6.3%-

ANCHORAGE, Alaska--(BUSINESS WIRE)--March 16, 2018--Alaska Communications Systems Group, Inc. (NASDAQ: ALSK) today reported financial results for its fourth quarter and full year ended Dec. 31, 2017.

“The results for 2017 reflect year over year stability in our top-line performance. Revenue stability combined with tight management of operating and capital expenditures enabled us to generate $8.1 million in free cash flow, which was above our guidance for the year.

Our full year revenue performance was driven by growth in broadband, in particular by Wholesale broadband including wireless carrier backhaul and federal end-user demand, moderated by lower than expected growth from our health care vertical. While our full year revenue was flat year over year, our fourth quarter 2017 revenue declined due to the cumulative impact of price compression for the Rural Health Care 2017-2018 funding year for the period July 1 through December 31, 2017. 2017 Adjusted EBITDA, which includes a $2.6 million bad debt expense related to Rural Health Care customers, was $56.7 million, meeting annual guidance. Lastly, about 59% of our capital expenditures were directed toward success-based investments providing a foundation for future growth.

Entering 2018, we expect our Enterprise & Carrier business to continue to drive our top-line performance as we benefit from our increasing wireless backhaul business and additional opportunities from federal and energy sector investments in Alaska. Further the recent turn up of arctic fiber capacity by our partner, Quintillion Networks, opens several Arctic markets for us further driving our market opportunity. We are strengthening our mass market business serving residential and small businesses by investing in fiber-fed WiFi, Fixed Wireless technologies and an increasingly online customer interaction model, while positioning to meet our CAF II obligations in a cost-effective manner.

Looking ahead, we remain focused on operating a quality business that enables us to leverage the significant opportunities in the market. In parallel, we continue to evaluate our current long-term business plan against a broad range of strategic alternatives to enhance shareholder value. I look forward to reporting progress on all fronts over the upcoming months and quarters,” said Anand Vadapalli, Alaska Communications president and CEO.

Revenue Highlights

  Total revenue:
    Revenue was $54.9 million for the fourth quarter of 2017, compared to $57.8 in the fourth quarter of 2016. Annual revenue was $226.9 million for both 2017 and 2016.
    Total broadband revenue was $28.4 million for the fourth quarter of 2017, compared to $30.1 million for the fourth quarter of 2016, and was $123.1 million for 2017, compared to $115.8 million for 2016.
  Business and wholesale:
    Business and wholesale revenue was $33.1 million for the fourth quarter of 2017, compared to $35.4 million for the fourth quarter 2016. 2017 revenue was $139.1 million, comprising 61.3 percent of total revenue, compared to $136.9 million for 2016, comprising 60.3 percent of total revenue.
    Business and wholesale broadband revenue was $22.1 million for the fourth quarter of 2017 compared to $23.7 million for the fourth quarter of 2016, and was $97.6 million for 2017, compared to $90.8 million for 2016.
  Consumer:
    Consumer revenue was $9.2 million for the fourth quarter of 2017, compared to $9.4 million for the fourth quarter of 2016. 2017 revenue was $37.1 million, comprising 16.4 percent of total revenue, compared to $37.7 million for 2016, comprising 16.7 percent of total revenue.
    Consumer broadband revenue was $6.2 million for the fourth quarter of 2017, compared to $6.4 million for the fourth quarter of 2016, and was $25.4 million for 2017, compared to $25.0 million for 2016.
  Regulatory:
    Regulatory revenue was $12.6 million for the fourth quarter of 2017, compared to $13.0 million for the fourth quarter of 2016. 2017 revenue was $50.7 million for 2017, comprising 22.3 percent of total revenue, compared to $52.3 million for 2016, comprising 23.0 percent of total revenue.

Financial Metrics

  Net loss for the fourth quarter of 2017 was $3.0 million, compared to net income of $1.6 million in the fourth quarter of 2016. 2017 net loss was $6.1 million, compared to net income of $2.4 million for 2016.
  Net cash provided by operating activities for the fourth quarter of 2017 was $4.7 million, compared to $8.8 million in the fourth quarter of 2016. 2017 cash provided by operating activities was $30.4 million, compared to $37.2 million for 2016.
  Capital expenditures for the fourth quarter of 2017 were $8.9 million, compared to $8.6 million fourth quarter of 2016. 2017 capital expenditures were $32.9 million, compared to $30.9 million in 2016.

Non-GAAP Metrics: Fourth Quarter 2017 compared to Fourth Quarter 2016 and Full Year 2017 to 2016

  Adjusted EBITDA for the fourth quarter of 2017 was $14.9 million, compared to $16.4 million for the fourth quarter of 2016. 2017 Adjusted EBITDA was $56.7 million, compared to $58.2 million for 2016.
  Adjusted free cash flow for the fourth quarter of 2017 was $2.2 million, compared to $3.1 million for the fourth quarter of 2016. 2017 Adjusted free cash flow was $8.1 million, compared to $9.6 million for 2016.

Information regarding non-GAAP financial measures, including reconciliations of non-GAAP financial measures to GAAP financial measures can be found below, in tables at the end of this release and on the company’s website at http://www.alsk.com in the investment data section.

Balance Sheet Metrics

  Cash was $16.2 million at December 31, 2017, compared to $23.1 million at December 31, 2016.
  Net debt was $177.2 million at December 31, 2017, compared to $162.8 million at December 31, 2016.

2018 Outlook

Laurie Butcher, Alaska Communications senior vice-president of finance, said, “Going into 2018, we continue to focus our attention on optimizing capital allocation and cost management, while pursuing opportunities to grow target verticals in our Enterprise & Carrier business. While we continue to evaluate the impact of the Rural Health Care program funding status, we are targeting stable performance across all our key financial metrics and expect to provide 2018 guidance by the time we report our first quarter results.”

Conference Call

The Company will host a conference call and live webcast on Monday, March 19, 2018 at 2:30 p.m. Eastern Time to discuss the results. Please submit questions for the management team in advance to investors@acsalaska.com. The live webcast will include a slide presentation. Parties in the United States and Canada can access the call at 1-877-612-6725 and enter pass code 660348. All other parties can access the call at 1-323-794-2558.

The live webcast of the conference call will be accessible from the "Events Calendar" section of the Company's website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until April 18, 2018 at 5:30 p.m. Eastern Time. To hear the replay, parties in the United States and Canada can call 1-888-203-1112 and enter pass code 2301835. All other parties can call 1-719-457-0820 and enter pass code 2301835.

About Alaska Communications

Alaska Communications (NASDAQ: ALSK) is the leading provider of advanced broadband and managed IT services for businesses and consumers in Alaska. The company operates a highly reliable, advanced statewide data network with the latest technology and the most diverse undersea fiber optic system connecting Alaska to the contiguous U.S. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

In an effort to provide investors with additional information regarding our financial results, we have provided certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measured used by Management and the Company’s Board of Directors to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Company’s Board of Directors with a measure of the Company’s current leverage position. The definition of these non-GAAP measures is provided on Schedules 4, 6 and 9 to this press release. Adjusted EBITDA and Adjusted Free Cash Flow should not be considered a substitute for Net Income, Net Cash Provided by Operating Activities and other measures of financial performance recorded in accordance with GAAP. Reconciliations of our non-GAAP measures to our nearest GAAP measures can be found in the tables in this release and on our website in the investment data section. Other companies may not calculate non-GAAP measures in the same manner as Alaska Communications. The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash from Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $15.3 million for 2017).

Forward-Looking Statements

This press release includes certain "forward-looking statements," as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Such statements include all statements regarding our review of our current long-term business plan against a broad range of alternatives that have the potential to enhance shareholder value, the timing of such review, and the possible outcomes of such review and our current and projected financial and operating performance and all guidance related thereto. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control. Such factors include, without limitation, Federal and Alaska Universal Service Fund changes including Rural Health Care Program funding limitations, adverse economic conditions, expectations regarding capital allocation and cost management, the effects of competition in our markets, unforeseen challenges when entering new markets, our relatively small size compared with our competitors, the Company’s ability to compete, manage, integrate, market, maintain, and attract sufficient customers for its products and services, adverse changes in labor matters, including workforce levels, our ability to service our debt and refinance as required, labor negotiations, including renegotiating our collective bargaining agreement, employee benefit costs, our ability to control other operating costs, disruption of our supplier’s provisioning of critical products or services, the impact of natural or man-made disasters, changes in Company's relationships with large customers, unforeseen changes in public policies, regulatory changes, changes in technology and standards, risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners, our internal control over financial reporting, and changes in accounting standards or policies, which could affect reported financial results. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the Company's SEC filings, including, but not limited to, the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company's SEC filings may be obtained by contacting its investor relations department at (907) 564-7556 or by visiting its investor relations website at www.alsk.com.

Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Operating revenues	$54,935	$57,793	$226,905	$226,866

Operating expenses:
Cost of services and sales (excluding depreciation and amortization)	26,318	25,073	104,604	102,137
Selling, general & administrative	14,435	17,173	67,227	70,209
Depreciation and amortization	9,193	8,782	36,317	34,690
Loss on disposal of assets, net	(23)	37	50	321

Total operating expenses	49,923	51,065	208,198	207,357

Operating income	5,012	6,728	18,707	19,509

Other income and (expense):
Interest expense	(3,525)	(3,857)	(14,860)	(15,447)
Loss on extinguishment of debt	-	-	(7,527)	(336)
Interest income	7	8	34	26
Total other income and (expense)	(3,518)	(3,849)	(22,353)	(15,757)

Income (loss) before income tax expense	1,494	2,879	(3,646)	3,752

Income tax expense	(4,470)	(1,282)	(2,584)	(1,499)

Net (loss) income	(2,976)	1,597	(6,230)	2,253

Less net loss attributable to noncontrolling interest	(29)	(32)	(129)	(133)

Net (loss) income attributable to Alaska Communications	$(2,947)	$1,629	$(6,101)	$2,386

Net (loss) income per share attributable to Alaska Communications:
Net (loss) income applicable to common shares	$(2,947)	$1,629	$(6,101)	$2,386

Basic and Diluted	$(0.06)	$0.03	$(0.12)	$0.05

Weighted average shares outstanding:
Basic	52,448	51,358	52,232	51,169
Diluted	52,448	53,004	52,232	52,188

Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	December 31,	December 31,
Assets	2017	2016

Current assets:
Cash and cash equivalents	$4,354	$21,228
Restricted cash	11,814	1,917
Accounts receivable, net of allowance of $2,729 and $1,115	32,535	25,062
Materials and supplies	7,046	4,917
Prepayments and other current assets	6,115	5,995
Total current assets	61,864	59,119

Property, plant and equipment	1,357,929	1,349,899
Less: accumulated depreciation and amortization	(991,816)	(983,050)
Property, plant and equipment, net	366,113	366,849

Deferred income taxes	3,394	14,718
Other assets	11,415	1,674
Total assets	$442,786	$442,360

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term obligations	$17,030	$1,973
Accounts payable, accrued and other current liabilities	36,148	38,180
Advance billings and customer deposits	4,213	4,167
Total current liabilities	57,391	44,320

Long-term obligations, net of current portion	168,959	177,626
Deferred income taxes	596	-
Other long-term liabilities, net of current portion	61,330	61,538
Total liabilities	288,276	283,484
Commitments and contingencies
Alaska Communications stockholders' equity:
Common stock, $.01 par value; 145,000 authorized	525	515
Additional paid in capital	158,969	159,474
(Accumulated deficit) retained earnings	(3,579)	752
Accumulated other comprehensive loss	(2,396)	(2,910)
Total Alaska Communications stockholders' equity	153,519	157,831
Noncontrolling interest	991	1,045
Total stockholders' equity	154,510	158,876

Total liabilities and stockholders' equity	$442,786	$442,360

Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Cash Flows from Operating Activities:
Net (loss) income	$(2,976)	$1,597	$(6,230)	$2,253
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	9,193	8,782	36,317	34,690
(Gain) loss on the disposal of assets, net	(23)	37	50	321
Amortization of debt issuance costs and debt discount	412	1,011	2,363	4,046
Loss on extinguishment of debt	-	-	7,527	336
Amortization of deferred capacity revenue	(911)	(872)	(3,512)	(3,436)
Stock-based compensation	667	683	1,509	2,830
Deferred income tax	13,422	1,312	11,582	1,855
Tax deficiencies from share-based payments	-	4	-	(47)
Charge for uncollectible accounts	1,015	212	3,577	378
Other non-cash expense, net	145	155	575	621
Change in income tax payable or receivable	(8,629)	338	(8,052)	(514)
Changes in operating assets and liabilities	(7,597)	(4,417)	(15,300)	(6,127)
Net cash provided by operating activities	4,718	8,842	30,406	37,206

Cash Flows from Investing Activities:
Capital expenditures	(8,891)	(8,569)	(32,945)	(30,920)
Capitalized interest	(368)	(266)	(1,140)	(1,077)
Change in unsettled capital expenditures	(507)	877	1,500	(8,304)
Proceeds on sale of assets	34	-	40	2,664
Net cash used by investing activities	(9,732)	(7,958)	(32,545)	(37,637)

Cash Flows from Financing Activities:
Repayments of long-term debt	(2,088)	(1,066)	(176,466)	(13,421)
Proceeds from the issuance of long-term debt	-	-	183,000	-
Debt issuance costs and discounts	-	(500)	(5,559)	(544)
Cash paid for debt extinguishment	-	-	(5,522)	(150)
Cash proceeds from noncontrolling interest	-	-	75	75
Payment of withholding taxes on stock-based compensation	(4)	(4)	(605)	(476)
Proceeds from issuance of common stock	123	137	239	267
Net cash used by financing activities	(1,969)	(1,433)	(4,838)	(14,249)

Change in cash, cash equivalents and restricted cash	(6,983)	(549)	(6,977)	(14,680)

Cash, cash equivalents and restricted cash, beginning of period	23,151	23,694	23,145	37,825

Cash, cash equivalents and restricted cash, end of period	$16,168	$23,145	$16,168	$23,145

Supplemental Cash Flow Data:
Interest paid	$3,630	$4,596	$14,504	$12,608
Income taxes (refunded) paid, net	$(322)	$(372)	$(946)	$205

Schedule 4
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net (loss) income	$(2,976)	$1,597	$(6,230)	$2,253
Add (subtract):
Interest expense	3,525	3,857	14,860	15,447
Loss on extinguishment of debt	-	-	7,527	336
Interest income	(7)	(8)	(34)	(26)
Depreciation and amortization	9,193	8,782	36,317	34,690
(Gain) loss on the disposal of assets, net	(23)	37	50	321
Income tax expense	4,470	1,282	2,584	1,499
Stock-based compensation	667	683	1,509	2,830
Long-term cash incentives	-	179	-	764
Net loss attributable to noncontrolling interest	29	32	129	133

Adjusted EBITDA	$14,878	$16,441	$56,712	$58,247

NonGAAP Measures:

The Company provides certain non-GAAP financial information, including Adjusted EBITDA, Adjusted Free Cash Flow and Net Debt. Adjusted EBITDA eliminates the effects of period to period changes in costs that are not directly attributable to the underlying performance of the Company’s business operations and is used by Management and the Company’s Board of Directors to evaluate current operating financial performance, analyze and evaluate strategic and operational decisions and better evaluate comparability between periods. Adjusted Free Cash Flow is a non-GAAP liquidity measure used by Management to assess the Company’s ability to generate cash and plan for future operating and capital actions. Adjusted EBITDA and Adjusted Free Cash Flow are common measures utilized by our peers (other telecommunications companies) and we believe they provide useful information to investors and analysts about the Company’s operating results, financial condition and cash flows. Net Debt provides Management and the Board of Directors with a measure of the Company’s current leverage position.

The Company does not provide reconciliations of guidance for Adjusted EBITDA to Net Income, and Adjusted Free Cash Flow to Net Cash Provided by Operating Activities, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company does not forecast certain items required to develop the comparable GAAP financial measures. These items are charges and benefits for uncollectible accounts, certain other non-cash expenses, unusual items typically excluded from Adjusted EBITDA and Adjusted Free Cash Flow, and changes in operating assets and liabilities (generally the most significant of these items, representing cash outflows of $15.3 million in the twelve-month period ended December 31, 2017).

Adjusted EBITDA and Adjusted Free Cash Flow are not GAAP measures and should not be considered a substitute for net income, net cash provided by operating activities, or net cash provided or used. Adjusted EBITDA as computed above is not consistent with the definition of Consolidated EBITDA referenced in our 2017 Senior Credit Agreement and 2015 Senior Credit Agreements, and other companies may not calculate Non-GAAP measures in the same manner we do.

Adjusted EBITDA is defined as net income (loss) before interest, loss on extinguishment of debt, depreciation and amortization, gain or loss on asset purchases or disposals, income taxes, stock-based compensation, net loss attributable to noncontrolling interest and expenses under the Company’s long term cash incentive plan (“LTCI”). LTCI expenses are considered part of an interim compensation structure, which ended in 2016, to mitigate the dilutive impact of additional share issuances for executive compensation.

Schedule 5
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Net cash provided by operating activities	$4,718	$8,842	$30,406	$37,206
Adjustments to reconcile net cash provided by operating activities to adjusted free cash flow:
Capital expenditures	(8,891)	(8,569)	(32,945)	(30,920)
Payment for North Slope fiber network	-	-	-	(5,500)
Proceeds on sale of fiber to joint venture partner	-	-	-	2,650
Amortization of deferred capacity revenue	911	872	3,512	3,436
Amortization of GCI capacity revenue	(523)	(535)	(2,072)	(2,082)
Amortization of debt issuance costs and debt discount	(412)	(1,011)	(2,363)	(4,046)
Interest expense	3,525	3,857	14,860	15,447
Interest paid	(3,630)	(4,596)	(14,504)	(12,608)
Interest income	(7)	(8)	(34)	(26)
Income tax expense	4,470	1,282	2,584	1,499
Income taxes (payable) receivable	8,629	(338)	8,052	514
Income taxes refunded (paid), net	322	372	946	(205)
Deferred income tax	(13,422)	(1,312)	(11,582)	(1,855)
Tax deficiencies from share-based payments	-	(4)	-	47
Charge for uncollectible accounts	(1,015)	(212)	(3,577)	(378)
Long-term cash incentives	-	179	-	764
Net loss attributable to noncontrolling interest	29	32	129	133
Other non-cash expense, net	(145)	(155)	(575)	(621)
Changes in operating assets and liabilities	7,597	4,417	15,300	6,127
Adjusted free cash flow	$2,156	$3,113	$8,137	$9,582

Schedule 6
ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Adjusted EBITDA	$14,878	$16,441	$56,712	$58,247

Less:
Capital expenditures	(8,891)	(8,569)	(32,945)	(30,920)
Payment for North Slope fiber network	-	-	-	(5,500)
Proceeds on sale of fiber to joint venture partner	-	-	-	2,650
Amortization of GCI capacity revenue	(523)	(535)	(2,072)	(2,082)
Income taxes refunded (paid), net	322	372	946	(205)
Interest paid	(3,630)	(4,596)	(14,504)	(12,608)

Adjusted free cash flow*	$2,156	$3,113	$8,137	$9,582

* Quarterly Adjusted Free Cash Flow fluctuates and should not be viewed as an indicator of annual performance. Onetime events, seasonality of capital spend and the timing of interest payments may result in negative Adjusted Free Cash Flow in one or more quarters.
NonGAAP Measures:

Adjusted Free Cash Flow is a non-GAAP liquidity measure and is defined as Adjusted EBITDA, less recurring operating cash requirements which include capital expenditures, cash income taxes refunded or paid, cash interest paid, amortization of GCI capacity revenue, and cash receipts and payments associated with the purchase of the North Slope fiber network and establishment of our joint venture with QHL. Amortization of deferred revenue associated with our interconnection agreement with GCI is excluded from Adjusted Free Cash Flow because no cash was received by the Company in connection with this agreement. Amortization of all other deferred revenue, including that associated with other IRU capacity arrangements, is included in Adjusted Free Cash Flow because cash was received by the Company, typically at contract inception, and is being amortized to revenue over the term of the relevant agreement.

See Schedule 3 for Net cash provided by operating activities, Net cash used by investing activities, and Net cash used by financing activities.

See Schedule 5 for the reconciliation of net cash provided by operating activities to Adjusted Free Cash Flow.

Schedule 7

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE BY CUSTOMER GROUP
(Unaudited, In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Business and wholesale revenue
Business broadband	$12,298	$15,506	$61,559	$59,218
Business voice and other	6,590	6,678	26,508	27,903
Managed IT services	1,215	1,202	4,293	4,173
Equipment sales and installations	1,695	1,938	4,412	6,441
Wholesale broadband	9,829	8,222	36,081	31,581
Wholesale voice and other	1,464	1,861	6,267	7,539

Total business and wholesale revenue	33,091	35,407	139,120	136,855
Growth in business and wholesale	-6.5%		1.7%
Consumer revenue
Broadband	6,241	6,360	25,441	24,981
Voice and other	2,978	2,998	11,676	12,763

Total consumer revenue	9,219	9,358	37,117	37,744

Total business, wholesale, and consumer revenue	42,310	44,765	176,237	174,599
Growth in business, wholesale and consumer revenue	-5.5%		0.9%
Growth in broadband revenue	-5.7%		6.3%

Regulatory revenue
Access	7,701	8,096	30,974	32,412
High cost support	4,924	4,932	19,694	19,855

Total regulatory revenue	12,625	13,028	50,668	52,267

Total revenue	$54,935	$57,793	$226,905	$226,866
Growth in total revenue	-4.9%		0.0%

Schedule 8

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	December 31,	September 30,	December 31,
	2017	2017	2016

Voice:
Business access lines	71,699	72,068	73,977
Consumer access lines	29,262	30,361	33,418

Voice ARPU business	$23.29	$23.51	$22.44
Voice ARPU consumer	$31.65	$30.68	$27.83

Broadband:
Business connections	15,293	15,334	15,239
Consumer connections	33,904	34,295	34,603

Broadband ARPU business	$267.44	$345.78	$337.98
Broadband ARPU consumer	$60.72	$60.80	$61.26

Monthly Average Churn:
Business voice	0.9%	1.2%	1.1%
Consumer broadband	2.7%	3.1%	2.2%
Consumer voice	1.6%	1.7%	1.4%

Schedule 9

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
LONG TERM DEBT AND NET DEBT
(Unaudited, In Thousands)

	December 31,	December 31,
	2017	2016
2017 senior secured credit facility due 2023	$178,350	$-
Debt discount - 2017 senior secured credit facilities due 2023	(2,668)	-
Debt issuance costs - 2017 senior secured credit facilities due 2023	(2,869)	-
2015 senior secured credit facilities due 2018	-	86,750
Debt issuance costs - 2015 senior secured credit facilities due 2018	-	(1,738)
6.25% convertible notes due 2018	10,044	94,000
Debt discount - 6.25% convertible notes due 2018	(18)	(2,271)
Debt issuance costs - 6.25% convertible notes due 2018	(4)	(467)
Capital leases and other long-term obligations	3,154	3,325
Total debt	185,989	179,599
Less current portion	(17,030)	(1,973)
Long-term obligations, net of current portion	$168,959	$177,626

Total debt	$185,989	$179,599
Plus debt discounts and debt issuance costs	5,559	4,476
Gross debt	191,548	184,075
Cash and cash equivalents	(4,354)	(21,228)
Restricted cash held for 6.25% convertible notes due 2018	(10,044)	-
Net debt	$177,150	$162,847

CONTACT:
Alaska Communications
Investor Contact:
Tiffany Smith, 907-564-7556
Manager, Board and Investor Relations
investors@acsalaska.com
or
Media Contact:
Hannah Blankenship, 907-564-1326
Manager, Corporate Communications
Hannah.Blankenship@acsalaska.com